UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 4, 2016

_____________________________________________________________________

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20002 North 19th Avenue, Phoenix, AZ	85027
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2016, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the "Board") of Knight Transportation, Inc., an Arizona corporation (the "Company"), the Board appointed Roberta "Sissie" Roberts Shank and Robert Synowicki, Jr. as members of the Board, effective immediately. As non-employee directors, Ms. Roberts Shank and Mr. Synowicki will receive compensation for their services as members of the Company’s Board that is consistent with compensation received by the other non-employee members of the Company’s Board. The current terms of these arrangements are set forth in our proxy statement for our 2015 annual meeting of shareholders under the heading "Director Compensation."

Ms. Roberts Shank will serve as a Class I Director and will be a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee. Ms. Roberts Shank currently serves as the Chief Executive Officer and President of Chas Roberts A/C and Plumbing. For her role at Chas Roberts, Ms. Roberts Shank was named the 2014 CEO of the Year by the ACE Awards, in addition to previously being named one of Arizona's most dynamic women in business, winning the Greater Phoenix Chamber of Commerce Impact Award, and being a named a finalist for the Ernst & Young Entrepreneur of the Year award. In addition, Ms. Roberts Shank has served in multiple civic and community roles, currently serving on the Board of Directors for the Boys and Girls Club of Metro Phoenix and the City of Phoenix planning commission. There is no arrangement or understanding between Ms. Roberts Shank and any other person pursuant to which Ms. Roberts Shank was appointed a Director of the Company. There are no transactions involving Ms. Roberts Shank requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Synowicki will serve as a Class III Director and will be a member of the Company’s Audit Committee. Mr. Synowicki brings to the Company significant experience in the transportation industry, having served in multiple roles with Werner Enterprises, Inc., including Chief Financial Officer, Chief Operating Officer, Chief Information Officer, and Executive Vice President of Driver Resources, as well as having served as a member of the Board of the American Trucking Associations and the Truckload Carriers Association. Mr. Synowicki is a Certified Public Accountant and currently serves on the Board of Directors of Blue Cross Blue Shield – Nebraska, as Finance Committee Chairman and a member of the Audit Committee. There is no arrangement or understanding between Mr. Synowicki and any other person pursuant to which Mr. Synowicki was appointed a Director of the Company. There are no transactions involving Mr. Synowicki requiring disclosure under Item 404(a) of Regulation S-K.

On February 4, 2016, Donald Bliss informed the Company of his desire to retire from his position as Class I Director on the Board, effective immediately. Mr. Bliss’s decision to retire from his position of Class I Director does not relate to any disagreement with the Company, its management, or the Board on any matter relating to the Company’s operations, policies, or practices. The Company has greatly appreciated Mr. Bliss’s many years of invaluable service and counsel to the Company as a Director.  Mr. Bliss will be a Director Emeritus on the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION

	99.1	Knight Transportation, Inc. press release dated February 10, 2016.

The information contained in Item 9.01 of this report and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Item 9.01 hereof and Exhibit 99.1 hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements.  Please refer various disclosures by the Company in its press releases, shareholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: February 10, 2016	By:	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Knight Transportation, Inc. press release dated February 10, 2016.